As filed with the Securities and Exchange Commission on January 9, 2008
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVERNESS MEDICAL INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3565120 (I.R.S. Employer Identification No.)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan
(Full Title of Plan)

Ron Zwanziger
Chairman, President and Chief Executive Officer
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Name and Address of Agent For Service)
(781) 647-3900
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Jay McNamara
Senior Counsel, Corporate and Finance
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900

CALCULATION OF REGISTRATION FEE

Title of Securities To Be	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, $.001 par value per share	3,000,000	$54.79	$164,370,000	$6,459.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), This registration statement also relates to such indeterminate number of additional shares of the registrant’s Common Stock as may be required pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended, in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s Common Stock as reported on the American Stock Exchange on January 3, 2008.

Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of Jay McNamara
EX-23.1 Consent of BDO Seidman, LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP
EX-23.3 Consent of Ernst & Young LLP
EX-23.4 Consent of Colby & Company, PLC

     This Registration Statement on Form S-8 is being filed by Inverness Medical Innovations, Inc. (the “Company”) for the purpose of registering an additional 3,000,000 shares of common stock, par value $.001 per share, to be issued pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended (the “Plan”). The contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-74032, Registration No. 333-90530, Registration No. 333-106996, Registration No. 333-128937 and Registration No. 333-139878) relating to the Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.
Item 5. Interests of Named Experts and Counsel.
     The validity of the securities the Company is offering is being passed upon by Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of the Company. Mr. McNamara owns an aggregate of approximately 2,663 shares of common stock of the Company, as well as options to purchase an additional 20,079 shares of common stock of the Company.
Item 8. Exhibits.

Exhibit No.		Description

*5.1	—	Opinion of Jay McNamara, Esq, Senior Counsel, Corporate & Finance, of Inverness Medical Innovations, Inc.
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
*23.3	—	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
*23.4	—	Consent of Colby & Company, PLC.
23.5	—	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
24.1	—	Power of Attorney (contained in signature page)

*	Filed herewith.

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on January 7, 2008.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Ron Zwanziger
Ron Zwanziger
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger and David Teitel as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ron Zwanziger Ron Zwanziger	Chairman, Chief Executive Officer and President (Principal Executive Officer)	January 7, 2008
/s/ David Teitel David Teitel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 7, 2008
/s/ Carol R. Goldberg Carol R. Goldberg	Director	January 7, 2008
/s/ Robert P. Khederian Robert P. Khederian	Director	January 7, 2008
/s/ John F. Levy John F. Levy	Director	January 7, 2008
/s/ Jerry McAleer Jerry McAleer, Ph.D.	Director	January 7, 2008
/s/ John A. Quelch John A. Quelch	Director	January 7, 2008

David Scott Ph.D.	Director	January , 2008

/s/ Peter Townsend Peter Townsend	Director	January 7, 2008

EXHIBIT INDEX

Exhibit No.		Description

*5.1	—	Opinion of Jay McNamara, Esq, Senior Counsel, Corporate & Finance, of Inverness Medical Innovations, Inc.
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
*23.3	—	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
*23.4	—	Consent of Colby & Company, PLC.
23.5	—	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
24.1	—	Power of Attorney (contained in signature page)

*	Filed herewith.